UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2016

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1175 Lancaster Avenue, Suite 200, Berwyn, PA 19312

(Address of Principal Executive Offices) (Zip Code)

(484) 324-7980

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

General

On February 22, 2016, JetPay Corporation (“JetPay”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CollectorSolutions, Inc., a Florida corporation (“CSI”), CSI Acquisition Sub One, LLC, a Delaware limited liability company and wholly-owned subsidiary of JetPay (“Merger Sub One”), CSI Acquisition Sub Two, LLC, a Delaware limited liability company and wholly-owned subsidiary of Merger Sub One (“Merger Sub Two”), and Gene M. Valentino, an individual, in his capacity as Representative (as defined in the Merger Agreement). Pursuant to the terms of the Merger Agreement, JetPay has agreed to acquire CSI through the statutory merger of Merger Sub Two with and into CSI, with CSI continuing as the surviving entity (the “First Step Merger”) and, as part of the same overall transaction, the surviving entity of the First Step Merger will merge with and into Merger Sub One, with Merger Sub One continuing as the surviving entity (collectively, the “Transaction”). The Transaction, which is expected to close in the second quarter of 2016, is subject to a number of closing conditions, including the approval of JetPay stockholders of the issuance of shares of JetPay common stock, par value $0.001 per share (“Common Stock”), to the stockholders of CSI pursuant to the terms of the Merger Agreement.

Consideration

Pursuant to the terms of the Merger Agreement, and subject to certain adjustments, JetPay will issue 3.25 million shares of Common Stock to the stockholders of CSI and assume or pay off up to $1.5 million of CSI indebtedness. Of the 3.25 million shares of Common Stock, (i) 587,500 shares will be placed in escrow at closing as partial security for the indemnification obligations of the stockholders of CSI and (ii) 500,000 shares will be placed in escrow at closing and released or cancelled based upon CSI achieving certain gross profit performance targets in 2016 and 2017. CSI’s stockholders will also be entitled to receive warrants to purchase up to 500,000 shares of Common Stock, each with a strike price of $4.00 per share and a 10-year term from its date of issuance, based upon CSI achieving certain gross profit performance targets in 2018 and 2019. In addition, each of Gene M. Valentino, Christopher F. Battel and Richard A. Carroll will have the right to purchase from JetPay through a private placement, within 12 months after the closing of the Transaction, up to 300,000 shares of Common Stock in the aggregate at a price equal to the higher of $3.00 per share and the Volume-Weighted Average Closing Price (as defined in the Merger Agreement).

Representations, Warranties and Covenants of the Parties

The Merger Agreement contains customary representations, warranties and covenants of the parties. Subject to certain exceptions, the representations and warranties of the parties contained in the Merger Agreement will survive until the 12-month anniversary of the closing of the Transaction. The representations, warranties and covenants contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered together with the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement. Accordingly, the representations, warranties and covenants should not be relied on as characterizations of the actual state of facts, since they may be modified by the disclosure schedules. The parties have also agreed to a variety of customary covenants and agreements, including with respect to confidentiality, cooperation and similar matters. In addition, within 12 months of the closing of the Transaction, JetPay is required to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (the “Form S-3”) or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor rule thereto, as well as any supplements to the Form S-3 as deemed necessary or desirable by JetPay in order to comply with the Securities Act, registering the resale of the Common Stock used, or to be used, as consideration in the Transaction.

Indemnification

The Merger Agreement provides the parties standard indemnification rights with respect to breaches of the Merger Agreement. Except for certain of CSI’s representations and warranties (including as to tax matters and certain “fundamental representations”), no indemnification amounts will be payable with respect to breaches of the representations and warranties unless and until the aggregate amount of all indemnifiable damages otherwise payable exceeds $250,000, at which point JetPay and CSI can recover for damages incurred in excess of such amount, and the maximum amount of indemnifiable damages recoverable with respect to such claims shall not exceed $2,600,000. All other claims for indemnification, except for claims related to indemnifiable taxes, fraud or intentional misrepresentation and tax-related representations and warranties are capped at $14,500,000.

The foregoing description of the Merger Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement is attached to this report as Exhibit 2.1 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 under the heading “Consideration” is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 under the heading “Consideration” is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On February 24, 2016, JetPay issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this report as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Additional Information

This communication is being made in respect of the proposed Transaction involving JetPay and CSI. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. JetPay will file a proxy statement on Schedule 14A with the SEC in connection with the proposed Transaction, which will be sent to the JetPay stockholders. Stockholders are advised to read the proxy statement when it becomes available because it will contain important information about JetPay, CSI and the proposed Transaction. JetPay may also file other documents with the SEC regarding the proposed Transaction with CSI. When filed, these documents and other documents relating to the proposed Transaction can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing JetPay’s website at http://www.jetpay.com/corp-investor-relations.php. Alternatively, these documents, when available, can be obtained free of charge from JetPay upon written request to: JetPay Corporation, Attn: Investor Relations, 1175 Lancaster Avenue, Suite 200, Berwyn, Pennsylvania 19312.

JetPay and CSI and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the JetPay stockholders in connection with the proposed Transaction. Information about these participants may be found in the definitive proxy statement of JetPay relating to its 2015 Annual Meeting of Stockholders filed with the SEC on July 2, 2015. The definitive proxy statement (when it becomes available) can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants will be included in the proxy statement and other relevant documents regarding the proposed Transaction filed with the SEC when they become available, copies of which may also be obtained free of charge from the sources indicated above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 22, 2016, by and between JetPay Corporation, CSI Acquisition Sub One, LLC, CSI Acquisition Sub Two, LLC, CollectorSolutions, Inc., and the Representative named therein.

99.1	JetPay Corporation Press Release dated February 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2016
JETPAY CORPORATION

	By:	/s/ Gregory M. Krzemien
Name: Gregory M. Krzemien
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 22, 2016, by and between JetPay Corporation, CSI Acquisition Sub One, LLC, CSI Acquisition Sub Two, LLC, CollectorSolutions, Inc., and the Representative named therein.

99.1	JetPay Corporation Press Release dated February 24, 2016.